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
                                                                                                   Exhibit 99.05

                                                         Kilowatt-Hour Sales
                                                        (In Millions of KWHs)


                                    3 Months Ended September             9 Months Ended September
                              -----------------------------------      ---------------------------------
                                   2003        2002     Change         2003          2002       Change
                                   ----        ----     ------         ----          ----       ------
Kilowatt-Hour Sales-
Total Sales                      54,974      53,166     3.4%         146,624       139,759      4.9%

Total Retail Sales-              43,536      44,159    -1.4%         116,143       116,466     -0.3%
Residential                      15,211      15,718    -3.2%          37,558        38,054     -1.3%
Commercial                       13,878      13,871     0.1%          36,912        36,948     -0.1%
Industrial                       14,193      14,313    -0.8%          40,923        40,711      0.5%

Total Wholesale Sales            11,438       9,007    27.0%          30,481        23,293     30.9%



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